UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

PHILLIPS 66
(Name of Registrant as Specified In Its Charter)

Elliott Investment Management L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

Elliott Investment Management GP LLC

Paul E. Singer

BRIAN S. COFFMAN

SIGMUND L. CORNELIUS

MICHAEL A. HEIM

STACY D. NIEUWOUDT

GREGORY J. GOFF

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Elliott Investment Management L.P., together with the other participants named herein (collectively, “Elliott”), has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Elliott’s slate of highly qualified director candidates and the other proposals to be presented at the 2025 annual meeting of stockholders of Phillips 66, a Delaware corporation (the “Company”).

Item 1: On April 16, 2025, Elliott issued the following press release:

Elliott Releases Third-Party Survey Results Finding That Phillips 66 Shareholders Rank the Company Last in Operations, CEO Effectiveness and Value Creation

Third-Party Findings Are Based on Feedback From Phillips 66 Investors Representing More Than 60% of the Company’s Institutional Shares Outstanding

Shareholders Do Not Believe the Company’s Strategy or Conglomerate Structure Make Sense

WEST PALM BEACH, FLA. (April 16, 2025) – Elliott Investment Management L.P. (“Elliott”), which manages funds that together are a top-five shareholder in Phillips 66 (NYSE: PSX) (the “Company” or “Phillips”), today released findings from a recent Elliott-commissioned, third-party survey of the Company’s institutional investors. The survey – conducted approximately two months ago – polled shareholders representing more than 60%1 of Phillips 66’s institutionally owned shares outstanding and revealed that investors share Elliott’s frustration with the Company’s underperformance and lack of a compelling strategic direction. More information on the survey results can be found at streamline66.com/phillips-66-shareholders-speak-out/

Key findings from the survey include:

•	Phillips 66 ranked last among its peers[2] on operational execution, CEO effectiveness, capital-allocation strategy and overall delivery against its value-creation agenda.

•	Investors want Phillips 66 to prioritize divesting its non-core assets to eliminate its “conglomerate” discount and unlock value.

o	Notably, they are highly supportive of evaluating a sale of the midstream assets.

o	Support for divesting Phillips 66’s other non-core businesses was also high.

•	Shareholders perceive Phillips 66 as “coasting along”, which has led to significant undervaluation and investor uncertainty.

o	Phillips 66’s strategy and portfolio do not make sense to investors, who want the Company to unlock trapped value. However, many see Phillips 66 as “dragging its feet” and not bringing the level of speed or execution quality required.

o	In contrast, investors are supportive of Elliott’s involvement and see the firm as “holding management accountable.”

Shareholders made clear they are frustrated with Phillips 66’s underperformance and management’s failure to hit its financial and operational targets, despite repeatedly claiming success and that the strategy is working:3

•	“In their own words, they do have a clearly defined strategic direction, and you can talk the talk, but you might not walk the walk…They are clearly not walking the walk. At all.” – Phillips 66 Shareholder A
•	“Looking at [Phillips 66’s] strategic direction, significant divestment and cleaning up of operations would be certainly beneficial. Getting back into what they do best, which is integrated refining.” – Phillips 66 Shareholder B
•	“What can they do now that will help them longer-term? In terms of execution, I want them to have a much more independent board…I want them to continue divesting. I don't want them to have a conglomerate discount…They just have too many unrelated businesses, and I think that's just not good for them longer-term.” – Phillips 66 Shareholder C

 Elliott has publicly released its three-part “Streamline 66” plan and detailed how this could achieve significant share price upside for Phillips 66. Unfortunately, shareholders doubt the current Board and management team’s appetite or ability to do what needs to be done:

•	“The biggest issue for Phillips, in my opinion, is that they are not at all focused on creating shareholder value. They are focused on status quo.” – Phillips 66 Shareholder D
•	“Look at the performance. They have issue after issue after issue. It’s not a question of the management is the problem…Look, they have a management problem. I don’t know any other investor who doesn’t think that is true.” – Phillips 66 Shareholder E

 In spite of the myriad issues, investors still recognize the substantial potential of Phillips 66 and the quality of its assets and portfolio:

•	“There is definitely a lot of upside. Their market position is pretty good. Despite financial challenges that they have been facing, they remain a very key player…So as long as they handle their strategic directions and improve their cost performance, they should do well.” – Phillips 66 Shareholder F

Notably, this investor view of Phillips 66’s potential seems at odds with views expressed by the Company’s own management, which has talked down the value of the stock and repeatedly defended a broken flawed status quo.

Former Citadel energy analyst and independent GOLD proxy card nominee Stacy Nieuwoudt summed it up on a recent episode of the “Streamline 66” Podcast:

•	“Investors have been overwhelmingly supportive of this campaign…I’ve been covering the [energy industry] for over 20 years, I’ve attended thousands of meetings with management teams. I’ve never had a management team suggest to me that their stock was fully valued. That just inherently highlights the disconnect between the investor mindset and the management.”

Shareholders can act today by voting on the GOLD proxy card to elect all four of Elliott’s nominees to the Phillips 66 Board of Directors. Stacy Nieuwoudt, Brian Coffman, Sigmund Cornelius and Michael Heim would bring urgently needed expertise, new perspectives, and a willingness to enact bold changes to the Company’s boardroom.

For more information, including how to vote on Elliott's GOLD proxy card, please visit Streamline66.com.

About Elliott

Elliott Investment Management L.P. (together with its affiliates, “Elliott”) manages approximately $72.7 billion of assets as of December 31, 2024. Founded in 1977, it is one of the oldest funds under continuous management. The Elliott funds' investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm.

1 Third-party survey conducted as of March 2025. Percentage based on analysis performed by Elliott’s proxy solicitation firm, equivalent to 44.3% of total outstanding shares.

2 Peers utilized for the survey were Valero Energy Corporation and Marathon Petroleum Corporation.

Note: Emphasis added in quotations.

Media Contact:

Casey Friedman

Elliott Investment Management L.P.

(212) 478-1780

cFriedman@elliottmgmt.com

Investor Contact:

Bruce Goldfarb / Pat McHugh

Okapi Partners LLC

(877) 629-6357

(212) 297-0720

info@okapipartners.com

Item 2: Also on April 16, 2025, Elliott mailed materials to stockholders of the Company, a copy of which is attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 3: Also on April 16, 2025, Elliott posted materials to social media, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.

Item 4: Also on April 16, 2025, Elliott posted materials to Streamline66.com, copies of which are attached hereto in Exhibit 99.1 and incorporated herein by reference.